UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 20, 2005

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or Other Jurisdiction of Incorporation)

333-115103	72-1121985
(Commission File Number)	(I.R.S. Employer Identification No.)

Eight Greenway Plaza, Suite 1330 Houston, Texas 77046	77046
(Address of Principal Executive Offices)	(Zip Code)

(713) 626-8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

The Board of Directors of W&T Offshore, Inc. (the “Company”) has approved employment agreements by and between the Company and certain key employees, including W. Reid Lea, Joseph P. Slattery and Jeffrey M. Durrant. The employment agreements of Messrs. Lea, Slattery and Durrant were executed on October 20, 2005 and are filed herewith as Exhibits 10.1, 10.2 and 10.3. Each employment agreement provides for an annual salary over a period of three years, and for participation in a bonus plan to be approved by the Board of Directors of the Company. In addition, each employment agreement provides for payments to be made to such key employees upon a “Change of Control,” as defined in the agreement.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated October 20, 2005, by and between the Company and W. Reid Lea.
10.2	Employment Agreement, dated October 20, 2005, by and between the Company and Joseph P. Slattery.
10.3	Employment Agreement, dated October 20, 2005, by and between the Company and Jeffrey M. Durrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC.
(Registrant)

Dated: October 26, 2005	By:	/s/ STEPHEN A. LANDRY
	Name:	Stephen A. Landry
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement, dated October 20, 2005, by and between the Company and W. Reid Lea.
10.2	Employment Agreement, dated October 20, 2005, by and between the Company and Joseph P. Slattery.
10.3	Employment Agreement, dated October 20, 2005, by and between the Company and Jeffrey M. Durrant.